Exhibit 10.13

NON-COMPETION AGREEMENT

This NON-COMPETION AGREEMENT (this “Agreement”), dated September 1, 2010, is made by and between:

Beijing Syswin Xing Ye Real Estate Brokerage Company Limited, a company with limited liabilities organized and validly existing under the laws of the People’s Republic of China (“PRC”), with its registered address at Suite E7-03, 8 Longyuan Road, Shilong Industrial Parkt, Mentougou District, Beijing (“Party A”); and

Liangsheng Chen, a citizen of PRC, ID No. 610103196901282515 (“Party B”).

(Party A and Party B individually, a “Party”; collectively, the “Parties”)

WHEREAS:

1.             Party A is a company with limited liabilities incorporated under PRC laws, in which Beijing Syswin International Real Estate Consulting Group Company Limited (“Syswin International”) holds a 78.29% equity interests; and

2.             Party B hold 100% equity interests of Syswin International.

NOW, THEREFORE, for purpose of their respective business growth and to avoid competition between Party B and its Affiliates, on one hand, and Party A and its Affiliates, on the other hand, the Parties agree as follows through negotiations:

1.             DEFINITIONS

1.1           “Principal Operations” mean the following operations currently engaged by Party A and its Affiliates:

(a)           Agency services for new residential properties (including general residential properties and high-end residential properties), including early-stage planning and sale agency services;

(b)           Agency services for new commercial properties, including early-stage planning and sale agency services; and

(c)           Land positioning, planning and brokerage services.

1.2           An Affiliate means an entity which any of the Parties during the term of this Agreement:

(a)           holds or controls more than 50% of its issued share capital or voting rights; or

(b)           is entitled to more than 50% of its after-tax profit; or

(c)           any other companies, enterprises, firms or other entities, incorporated or unincorporated, which any of the Parties controls the composition of more than half of its board members or exercises control over it otherwise.

For purpose of this Agreement, Affiliates of Party B include without limitation Beijing Syswin Xing Ye Real Estate Brokerage Company Limited and Beijing Syswin International Real Estate Consulting Group Co., Ltd., but exclude SYSWIN Inc. and its Affiliates.

2.             NON-COMPETITION

2.1           The scope of non-competition provided under this Agreement shall be the Principal Operations set forth under Section 1.1 conducted by Party A (including its Affiliates) within and outside China.

2.2           No change may be made in respect of the scope of non-competition provided under this Agreement without agreement of the Parties in writing.

3.             UNDERTAKINGS BY PARTY B

Party B irrevocably undertakes and warrants to Party A and its Affiliates that during the term of this Agreement:

3.1           Except with a waiver from Party A in writing, it will not cause any of its Affiliates:

(a)           to engage or participate, directly or indirectly, or assist in engaging or participating, within and outside China, solely or jointly with others, in any business or activity which may constitute actual or potential competition, directly or indirectly, with the Principal Operations, by any means including without limitation investment, merger and acquisition, association, joint venture, cooperation, partnership, trust, contract, operating lease, share purchase or participation, or otherwise;

(b)           to provide any support to any third party in connection with its engaging or participating in any business which may constitute actual or potential competition with the Principal Operations by any means within and outside China; or

(c)           to become otherwise involved, directly or indirectly, in any business which may constitute actual or potential competition with the Principal Operations.

3.2           Upon receipt of a waiver from Party A in writing, Party B or its Affiliates may conduct the Principal Operations set forth under Section 1.1 by any means provided under Section 3.1.

3.3           Notwithstanding the provisions under Section 3.1, Party B will further procure its Affiliates to undertake not to employ, engage, or attempt to employ or engage, any employee of Party A without written consent from Party A during the term of this Agreement.

4.             RIGHT OF FIRST REFUSAL

4.1           Party B undertakes to keep Party A promptly notified in writing of any new business opportunity identified by Party B or its Affiliates during the term of this Agreement which may constitute actual or potential direct competition with the Principal Operations.  Party A may elect to engage or participate in such new business by itself or its affiliate or otherwise.

4.2           Within 30 days upon its receipt of notice provided under Section 4.2, Party A will notify Party B or its Affiliates in writing as to whether it intends to engage or participate in such business opportunity.  If Party A elects to engage or participate in such business opportunity, Party B and its Affiliates will make their best efforts to cause and assist Party A or its Affiliates in obtaining the new business opportunity; if Party A elects not to engage or participate in such business opportunity, Party B may participate in such business opportunity upon its receipt of a written waiver from Party A.

5.             INDEMNITY

Party B shall be liable for any loss incurred by Party A to such extent which is resulted from the breach of this Agreement by Party B.

6.             GOVERNING LAW AND DISPUTE RESOLUTION

6.1           Governing Law

This Agreement is governed and construed by PRC laws in all respects.

6.2           Dispute Resolution

Any dispute arising from interpretation and performance of this Agreement shall be firstly revolved through good-faith negotiations.  If the dispute fails to be resolved within 30 days after any Party gives a written notice to the other Party requesting negotiation for such dispute, any Party may submit the dispute for arbitration by China International Economic and Trade Arbitration Commission in accordance with its arbitration rules then in effect.  The arbitration will be held in Beijing and conducted in Chinese.  The arbitration award shall be conclusive and binding upon the Parties.

7.             EFFECTIVE DATE

This Agreement shall be effective upon execution by the Parties (the “Effective Date”), and continue to be effective until Party B owns, directly or indirectly through SYSWIN Inc. or its Affiliates, less than 30% equity interests of Party A.

For and on behalf of
Beijing Syswin Xing Ye Real Estate Brokerage Company Limited, as Party A
By:	/s/ Hongbing Tao
(Affixture of corporate seal)

For and on behalf of
Liangsheng Chen, as Party B
By:	/s/Liangsheng Chen